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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 26, 2002



                          NEWFIELD EXPLORATION COMPANY
             (Exact Name of Registrant as Specified in Its Charter)



         DELAWARE                       1-12534                  72-1133047
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)



                    363 N. SAM HOUSTON PARKWAY E., SUITE 2020
                              HOUSTON, TEXAS 77060
                    (Address of Principal Executive Offices)


                                 (281) 847-6000
              (Registrant's Telephone Number, Including Area Code)


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Item 5.  Other Events

         As previously announced, Newfield Exploration Company ("Newfield") acquired EEX Corporation ("EEX") on November 26, 2002 by the merger of a wholly owned subsidiary of Newfield with and into EEX (the "Merger"). It was a condition to Newfield's obligation to complete the Merger that, contemporaneously with the Merger, EEX would cause the termination of a gas sales obligation between one of its subsidiaries and an affiliate of Enron North America and would effect certain other actions in connection with the termination of the gas sales obligation (collectively, the "Unwind"). Prior to the closing of the Merger, Newfield waived EEX's obligation to complete the Unwind.

         Because the completion of the Unwind prior to the scheduled closing of the Merger remained uncertain, Newfield sought approval from the banks under its Credit Agreement dated as of May 1, 2001 (the "Credit Agreement") to close the Merger without completion of the Unwind. Newfield and the banks entered into a Fourth Amendment Agreement dated as of November 1, 2002 (the "Amendment") that amended the Credit Agreement to permit the closing of the Merger without completion of the Unwind. Until completion of the Unwind, the Amendment provides in general that the borrowing base under the Credit Agreement will be reduced by the greater of $60 million or the cost to complete the Unwind. Based on current gas prices, the cost to complete the Unwind is less than $60 million. However, if gas prices increase significantly, this cost could exceed $60 million.

         A copy of the Amendment has been filed with this report as Exhibit
10.1.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(c)      Exhibits

         10.1 Fourth Amendment Agreement dated as of November 1, 2002 among Newfield Exploration Company (the "Company"), the lenders named therein (the "Banks") and JPMorgan Chase Bank (formerly The Chase Manhattan
                           Bank), as Agent (the "Agent"), to the Credit
                           Agreement dated as of January 23, 2001 among the Company, the Banks and the Agent, as amended by the First Amendment Agreement dated as of January 31, 2001, the Second Amendment dated as of May 1, 2001, the Letter Agreement dated as of March 7, 2002 and the Third Amendment Agreement dated as of August 22, 2002.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NEWFIELD EXPLORATION COMPANY



                                           By:  /s/ BRIAN L. RICKMERS
                                                ------------------------------
                                                Brian L. Rickmers
                                                Controller


Dated: December 5, 2002


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                                  EXHIBIT INDEX


Exhibit No.                                   Description
-----------                                   -----------

     10.1 Fourth Amendment Agreement dated as of November 1, 2002 among Newfield Exploration Company (the "Company"), the lenders named therein (the "Banks") and JPMorgan Chase Bank (formerly The Chase Manhattan
                           Bank), as Agent (the "Agent"), to the Credit
                           Agreement dated as of January 23, 2001 among the Company, the Banks and the Agent, as amended by the First Amendment Agreement dated as of January 31, 2001, the Second Amendment dated as of May 1, 2001, the Letter Agreement dated as of March 7, 2002 and the Third Amendment Agreement dated as of August 22, 2002.